UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Right On Brands, Inc.
(Name of Registrant as Specified in its Charter)

Nevada	45-1994478
(State or Other Jurisdiction)	(IRS Employer Identification Number)

6500 Dalrock Road Suite 100

Rowlett Texas 75089

(Address of principal executive offices)

(214) 736-7252

(Registrant’s Telephone Number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The company will be late on it filing which is due on the 15th of July. We have submitted all documents to our Auditors and waiting on them to finish. They are short of staff but state that it should be finished and posted by the Week of July 26, 2021. We have also completed our first quarter 10Q and it will be posted on time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

Date: July 14, 2021	By:	/s/ Jerry Grisaffi
Jerry Grisaffi
Chief Executive Officer

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